HAWKINS ACCOUNTING
                                                     Certified Public Accountant
                                                               135 Rose Court #1
                                                             Campbell, CA  95008
                                        (408) 370 - 3294  FAX:  (408) 871 - 2603


December 22, 2003


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


Ladies and Gentlemen:

I have read the statements of EAPI Entertainment, Inc. (Formerly - Duro Enzyme Products, Inc.) pertaining to my firm, included in item 4 of form 8-K dated December 22, 2003 and agree with such statements as they pertain to my firm.

I have no basis to agree or disagree with other statements of the registrant contained herein.

Sincerely


/s/ Hawkins Accounting


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